UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2015

COMM 2015-LC21 Mortgage Trust
(Exact name of issuing entity)

Deutsche Mortgage & Asset Receiving Corporation
(Exact name of registrant as specified in its charter)

German American Capital Corporation
Cantor Commercial Real Estate Lending, L.P.
Ladder Capital Finance LLC
KeyBank National Association
(Exact names of sponsors as specified in their charters)

Delaware	333-193376-19	04-3310019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Wall Street New York, New York		10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 250-2500

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 18, 2015, a series of mortgage pass-through certificates, entitled COMM 2015-LC21 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Certificates”), was issued by COMM 2015-LC21 Mortgage Trust, a New York common law trust (the “Issuing Entity”), pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2015 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation (the “Registrant”), as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and special servicer, Deutsche Bank Trust Company Americas, as certificate administrator, paying agent and custodian, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor.

The Mortgage Loan identified as “La Gran Plaza” on Exhibit B to the Pooling and Servicing Agreement (the “La Gran Plaza Mortgage Loan”), which is an asset of the Issuing Entity, is part of a pari passu loan combination (the “La Gran Plaza Loan Combination”) that includes the La Gran Plaza Mortgage Loan and two other pari passu loans, which are not assets of the Issuing Entity (each, a “La Gran Plaza Pari Passu Companion Loan”). The Pooling and Servicing Agreement provides that the La Gran Plaza Loan Combination is to be serviced and administered (i) until the securitization of the La Gran Plaza Pari Passu Companion Loan designated as Note A-1 (the “La Gran Plaza Note A-1 Pari Passu Companion Loan”), under the Pooling and Servicing Agreement, dated as of May 1, 2015 (the “COMM 2015-CCRE23 Pooling and Servicing Agreement”), between the Registrant, as depositor, Midland Loan Services, a division of PNC Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and (ii) from and after the securitization of the La Gran Plaza Note A-1 Pari Passu Companion Loan, under the pooling and servicing agreement entered into in connection with that securitization.

On August 6, 2015, the La Gran Plaza Note A-1 Pari Passu Companion Loan was securitized pursuant to the COMM 2015-CCRE24 Mortgage Trust securitization transaction. As of such date, the La Gran Plaza Loan Combination, including the La Gran Plaza Mortgage Loan, is being serviced and administered under the Pooling and Servicing Agreement, dated as of August 1, 2015 (the “COMM 2015-CCRE24 Pooling and Servicing Agreement”), between the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Park Bridge Lender Services LLC, as operating advisor, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian. The COMM 2015-CCRE24 Pooling and Servicing Agreement is attached hereto as Exhibit 99.1.

As disclosed in the Prospectus Supplement filed by the Issuing Entity pursuant to Rule 424(b)(5) with respect to the Certificates on June 18, 2015 (the “Prospectus Supplement”), the terms and conditions of the COMM 2015-CCRE24 Pooling and Servicing Agreement applicable to the servicing of the La Gran Plaza Mortgage Loan are substantially similar to the terms and conditions of the COMM 2015-CCRE23 Pooling and Servicing Agreement, as described under “The Pooling and Servicing Agreement” in the Prospectus Supplement, applicable to the servicing of the other Mortgage Loans; however, the special servicing arrangements under the COMM 2015-CCRE24 Pooling and

Servicing Agreement differ in certain respects. For example, (i) the special servicing fee rate payable with respect to the La Gran Plaza Mortgage Loan to LNR Partners, LLC under the COMM 2015-CCRE24 Pooling and Servicing Agreement will be 0.25% per annum and LNR Partners, LLC will be entitled to a minimum monthly special servicing fee of $1,000 in respect of specially serviced mortgage loans and (ii) the special servicer may only be removed by the directing holder (1) for cause at any time and (2) without cause if (A) either LNR Partners, LLC or its affiliate is no longer the special servicer, or (B) LNR Securities Holdings, LLC, or its affiliate owns less than 15% of the certficiate balance of the then controlling class of Certificates.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:
99.1	Pooling and Servicing Agreement, dated as of August 1, 2015, between the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Park Bridge Lender Services LLC, as operating advisor, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deutsche Mortgage & Asset Receiving Corporation By:/s/ Matt Smith Name: Matt Smith Title: Director By:/s/ Natalie Grainger Name: Natalie Grainger Title: Director

Date: October 15, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Pooling and Servicing Agreement, dated as of August 1, 2015, between the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Park Bridge Lender Services LLC, as operating advisor, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian.